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FORM OF

ING SERIES FUND, INC.

ARTICLES SUPPLEMENTARY

ING SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Board of Directors, at its meeting held on May 23, 2013, adopted resolutions designating and classifying one hundred million (100,000,000) shares of capital stock of the Corporation as a new “Class R6” of ING Core Equity Research Fund, as follows:

Name of Series	Name of Class of Series	Number of Shares Allocated
ING Core Equity Research Fund	Class R6	100,000,000

SECOND: The shares of such Series designated and classified in Article FIRST of these Articles Supplementary, shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, conversion rights, and terms and conditions of redemption as set forth in Article SECOND, Sections Seventh and Eighth of, and elsewhere in, and shall be subject to all provisions of, the Corporation’s Articles of Amendment and Restatement, as currently in effect (the “Charter”).

THIRD: The shares of the Corporation classified pursuant to Article FIRST of these Articles Supplementary have been so classified by the Board of Directors under the authority contained in Article SECOND, Sections Eleventh and Twelfth of the Charter.

FOURTH: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had authority to issue twenty-two billion (22,000,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of twenty-two million dollars ($22,000,000), of which the Board of Directors had designated and classified fourteen billion, five hundred million (14,500,000,000) shares as follows:

Name of Series	Name of Class of Series	Number of Shares Allocated
ING Alternative Beta Fund	Class A	100,000,000

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Name of Series	Name of Class of Series	Number of Shares Allocated
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class R	100,000,000
	Class W	100,000,000
ING Capital Allocation Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
	Class W	100,000,000
ING Core Equity Research Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
	Class W	100,000,000
ING Corporate Leaders 100 Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000

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Name of Series	Name of Class of Series	Number of Shares Allocated
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
	Class W	100,000,000
ING Global Target Payment Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class R	100,000,000
	Class W	100,000,000
ING Large Cap Growth Fund	Class A	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class R	100,000,000
	Class R6	100,000,000
	Class W	100,000,000
ING Money Market Fund	Class A	1,000,000,000
	Class B	1,000,000,000
	Class C	1,000,000,000
	Class I	1,000,000,000
	Class L	1,000,000,000
	Class O	1,000,000,000

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Name of Series	Name of Class of Series	Number of Shares Allocated
	Class R	1,000,000,000
	Class W	1,000,000,000
ING Small Company Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
	Class R6	100,000,000
	Class W	100,000,000
ING SMID Cap Equity Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
	Class W	100,000,000
ING Tactical Asset Allocation Fund	Class I	100,000,000
Brokerage Cash Reserves		1,000,000,000

FIFTH: Immediately following the effectiveness of these Articles Supplementary, the Corporation will have authority to issue twenty-two billion (22,000,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of twenty-two million dollars ($22,000,000), of which the Board of Directors has designated and classified fourteen billion, six hundred million (14,600,000,000) shares as set forth in Articles FIRST and FOURTH of these Articles Supplementary and of which seven billion, four hundred million (7,400,000,000) shares remain unclassified.

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IN WITNESS WHEREOF, ING Series Fund, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:	ING Series Fund, Inc.

Name: Theresa K. Kelety	Name: Todd Modic
Title: Secretary	Title: Senior Vice President

Dated: